Exhibit 10.1
Execution Version

INCREMENTAL ASSUMPTION AGREEMENT
Dated as of January 19, 2017
among
BERRY PLASTICS GROUP, INC.,
BERRY PLASTICS CORPORATION
and
CERTAIN SUBSIDIARIES OF BERRY PLASTICS CORPORATION
as Loan Parties,
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Administrative Agent,
CITIBANK, N.A.
as Initial Term I Lender
and
CITIBANK, N.A.
as Incremental Term J Lender

INCREMENTAL ASSUMPTION AGREEMENT
THIS INCREMENTAL ASSUMPTION AGREEMENT (this "Agreement"), dated as of January 19, 2017, is among BERRY PLASTICS CORPORATION, a Delaware corporation (the "Borrower"), BERRY PLASTICS GROUP, INC., a Delaware corporation ("Holdings"), each Subsidiary of the Borrower listed on the signature pages hereto (together with Holdings and Borrower, the "Loan Parties"), Citibank, N.A., as an Incremental Term Lender (as defined in the Credit Agreement referred to below)  with respect to the Term I Loans (in such capacity, the "Initial Term I Lender"), Citibank, N.A., as an Incremental Term Lender with respect to the Term J Loans (in such capacity, the "Incremental Term J Lender"), and Credit Suisse AG, Cayman Islands Branch (formerly known as Credit Suisse, Cayman Islands Branch), as administrative agent (in such capacity, the "Administrative Agent") for the Lenders under the Credit Agreement.
PRELIMINARY STATEMENTS:
(1) The Loan Parties, the Administrative Agent and the other agents and lenders party thereto are parties to the Second Amended and Restated Term Loan Credit Agreement dated as of April 3, 2007 (as modified by that certain Incremental Assumption Agreement, dated as of February 8, 2013, that certain Incremental Assumption Agreement, dated as of January 6, 2014, that certain Incremental Assumption Agreement and Amendment, dated as of October 1, 2015 and that certain Incremental Assumption Agreement and Amendment, dated as of June 15, 2016 (collectively, the "Prior Incremental Assumption Agreements"), the "Credit Agreement"). Capitalized terms not otherwise defined in this Agreement have the same meanings as specified in the Credit Agreement.
(2) The Borrower has requested that the Initial Term I Lender provide an Incremental Term Loan Commitment (and Incremental Term Loans consisting of Other Term Loans) in the amount of $1,894,750,000 (such commitment, the "Term I Loan Commitment" and such Term Loans, the "Term I Loans"), and the Initial Term I Lender is willing to provide the Term I Loan Commitment and Term I Loans, subject in each case to the terms and conditions set forth herein.
(3) The Borrower has requested that the Incremental Term J Lender provide an Incremental Term Loan Commitment (and Incremental Term Loans consisting of Other Term Loans) in the amount of $500,000,000 (such commitment, the "Term J Loan Commitment" and such Incremental Term Loans, the "Term J Loans"), and the Incremental Term J Lender is willing to provide the Term J Loan Commitment and Term J Loans, subject in each case to the terms and conditions set forth herein.
(4) The Loan Parties, the Initial Term I Lender, the Incremental Term J Lender and the Administrative Agent are entering into this Agreement in order to evidence the Term I Loan Commitment and Term I Loans and the Term J Loan Commitment and Term J Loans  in accordance with Section 2.21 of the Credit Agreement.
SECTION 1. New Commitments and New Loans
(a)	Pursuant to Section 2.21 of the Credit Agreement, and subject to the satisfaction of the conditions set forth in Section 4 hereof:
(i)
The Initial Term I Lender agrees to make a single loan to the Borrower on the Effective Date in a principal amount equal to the amount set forth with respect to the Initial Term I Lender on Schedule 1A hereto.

(ii)
The Incremental Term J Lender agrees to make a single loan to the Borrower on the Effective Date in a principal amount equal to the amount set forth with respect to the Incremental Term J Lender on Schedule 1B hereto.

(b)
The Administrative Agent hereby approves of each of the Initial Term I Lender and the Incremental Term J Lender as Incremental Term Lenders under the Credit Agreement and approves of the terms of the Term I Loans as set forth in Section 2 hereof and the terms of the Term J Loans as set forth in Section 3 hereof.

(c)	For purposes of this Agreement, the following terms have the meanings ascribed below:
(i)	"AEP" means AEP Industries Inc., a Delaware corporation.
(ii)	"AEP First-Step Merger" means the merger of Merger Sub with and into AEP in accordance with the AEP Merger Agreement.
(iii)
"AEP Merger Agreement " means that agreement and plan of merger (together with the schedules and exhibits thereto), dated as of August 24, 2016, by and among Holdings, the Borrower, Berry Plastics Acquisition Corporation XVI, a wholly-owned subsidiary of the Borrower ("Merger Sub"), Berry Plastics Acquisition Corporation XV, LLC ("Merger Sub LLC"), and AEP.

(iv)
"Amendment Lead Arrangers" means Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Barclays Bank PLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA (through itself or one of its affiliates) and Wells Fargo Securities, LLC.

 SECTION 2. Terms of the Term I Loans
Pursuant to Section 2.21 of the Credit Agreement, the Term I Loans shall be Other Term Loans, the terms of which shall be as follows:
(a)	The aggregate principal amount of the Term I Loans and Term I Loan Commitment shall be $1,894,750,000.
(b)	The final maturity date of the Term I Loans shall be October 1, 2022.
(c)	The Applicable Margin with respect to the Term I Loans shall be 2.50% per annum in the case of any Eurocurrency Loan that is a Term I Loan and shall be 1.50% for any ABR Loan that is a Term I Loan.
(d)
Solely for the purposes of calculation of interest payable in respect of Term I Loans, the term "LIBO Rate" shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, the greater of (a) 0.00% per annum and (b) the rate per annum equal to the ICE Benchmark Administration ("ICE LIBOR"), as published by Bloomberg (or other commercially available source providing quotations of ICE LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided, that if such rate is not available at such time for any reason, then the "LIBO Rate" for such Interest Period shall be the Interpolated Rate.

(e)
Notwithstanding anything herein or in the Credit Agreement to the contrary, in the event that, on or prior to the six-month anniversary of the Effective Date, there occurs any Term I Loan Repricing Event or in connection with a Term I Loan Repricing Event constituting an amendment or conversion of Term I Loans, any Lender (as defined in the Credit Agreement) is required to assign its Term I Loans pursuant to Section 2.19(c) of the Credit Agreement, the Borrower shall on the date of such Term I Loan Repricing Event pay to the Administrative Agent, for the account of each Lender with such Term I Loans that are subject to such Term I Loan Repricing Event or are required to be so assigned, a fee equal to 1.00% of the principal amount of the Term I Loans subject to such Term I Loan Repricing Event or required to be so assigned; provided that any prepayment of any Term I Loans made in connection with a Change in Control shall not require the payment of the 1.00% premium otherwise provided for in this paragraph.

For purposes of this Section 2(e), "Term I Loan Repricing Event" shall mean any prepayment or repayment of Term I Loans with the proceeds of, or any conversion or amendment of Term I Loans into, any new or replacement tranche of term loans bearing interest with an "effective yield" (taking into account, for example, upfront fees, interest rate spreads, interest rate benchmarks floors and original interest discount, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such new or replacement loans and without taking into account any fluctuations in the Adjusted LIBO Rate or comparable rate) less than the "effective yield" applicable to the Term I Loans (as such comparative yields are determined consistent with generally accepted financial practices) (it being understood that (x) in each case, the yield shall exclude any structuring, commitment and arranger fees or other fees unless such similar fees are paid to all lenders generally in the primary syndication of such new or replacement tranche of term loans and shall include any rate floors and any upfront or similar fees paid to all lenders generally in the primary syndication of such new or replacement tranche of term loans or original issue discount payable with respect to such new or replacement tranche of term loans and (y) any such repayment, prepayment or conversion shall only constitute a Term I Loan Repricing Event to the extent the primary purpose of such repayment, prepayment, conversion or amendment, as reasonably determined by the Borrower in good faith, is to reduce the "effective yield" on the Term I Loans).

(f)	All other terms not described herein and relating to the Term I Loans shall be the same as the terms of the Term H Loans in effect immediately prior to the Effective Date.
SECTION 3. Terms of the Term J Loans
Pursuant to Section 2.21 of the Credit Agreement, the Term J Loans shall be Other Term Loans, the terms of which shall be as follows:
(a)	The aggregate principal amount of the Term J Loans and Term J Loan Commitment shall be $500,000,000.
(b)	The Incremental Term Facility Maturity Date with respect to the Term J Loans shall be the date that is seven years following the Effective Date.
(c)	The amortization schedule relating to the Term J Loans shall be as set forth on Annex A attached hereto.
(d)	The Applicable Margin with respect to the Term J Loans shall be 2.50% per annum in the case of any Eurocurrency Loan that is a Term J Loan and shall be 1.50% for any ABR Loan that is a Term J Loan.

(e)
Solely for the purposes of calculation of interest payable in respect of Term J Loans, the term "LIBO Rate" shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, the greater of (a) 0.00% per annum and (b) the rate per annum equal to the ICE Benchmark Administration ("ICE LIBOR"), as published by Bloomberg (or other commercially available source providing quotations of ICE LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided, that if such rate is not available at such time for any reason, then the "LIBO Rate" for such Interest Period shall be the Interpolated Rate.

(f)
Notwithstanding anything herein or in the Credit Agreement to the contrary, in the event that, on or prior to the six-month anniversary of the Effective Date, there occurs any Term J Loan Repricing Event or in connection with a Term J Loan Repricing Event constituting an amendment or conversion of Term J Loans, any Lender is required to assign its Term J Loans pursuant to Section 2.19(c) of the Credit Agreement, the Borrower shall on the date of such Term J Loan Repricing Event pay to the Administrative Agent, for the account of each Lender with such Term J Loans that are subject to such Term J Loan Repricing Event or are required to be so assigned, a fee equal to 1.00% of the principal amount of the Term J Loans subject to such Term J Loan Repricing Event or required to be so assigned; provided that any prepayment of any Term J Loans made in connection with a Change in Control shall not require the payment of the 1.00% premium otherwise provided for in this paragraph.

For purposes of this Section 3(f), "Term J Loan Repricing Event" shall mean any prepayment or repayment of Term J Loans with the proceeds of, or any conversion or amendment of Term J Loans into, any new or replacement tranche of term loans bearing interest with an "effective yield" (taking into account, for example, upfront fees, interest rate spreads, interest rate benchmarks floors and original interest discount, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such new or replacement loans and without taking into account any fluctuations in the Adjusted LIBO Rate or comparable rate) less than the "effective yield" applicable to the Term J Loans (as such comparative yields are determined consistent with generally accepted financial practices) (it being understood that (x) in each case, the yield shall exclude any structuring, commitment and arranger fees or other fees unless such similar fees are paid to all lenders generally in the primary syndication of such new or replacement tranche of term loans and shall include any rate floors and any upfront or similar fees paid to all lenders generally in the primary syndication of such new or replacement tranche of term loans or original issue discount payable with respect to such new or replacement tranche of term loans and (y) any such repayment, prepayment or conversion shall only constitute a Term J Loan Repricing Event to the extent the primary purpose of such repayment, prepayment, conversion or amendment, as reasonably determined by the Borrower in good faith, is to reduce the "effective yield" on the Term J Loans).

(g)	All other terms not described herein and relating to the Term J Loans shall be the same as the terms of the Term H Loans in effect immediately prior to the Effective Date.
SECTION 4. Conditions to Effectiveness.
The (x) Initial Term I Lender agrees to make its Term I Loans to the Borrower in an aggregate principal amount equal to its Term I Loan Commitment and (y) Incremental Term J Lender agrees to make its Term J Loans to the Borrower in an aggregate principal amount equal to its Term J Loan Commitment, in each case on and as of the date (the "Effective Date") on which the following conditions shall have been satisfied:

(a)
The Administrative Agent (or its counsel) shall have received from each party hereto prior to giving effect to this Agreement either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)
The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of (i) Bryan Cave LLP, special counsel for the Loan Parties, (ii) Jason Greene, in-house counsel for the Loan Parties, (iii) Faegre Baker Daniels, LLP, Minnesota counsel for certain of the Loan Parties, (iv) Gess Gess & Wallace, New Jersey counsel for certain of the Loan Parties, (v) Godfrey & Kahn, S.C., Wisconsin counsel for certain of the Loan Parties, (vi) Venable LLP, Maryland counsel for certain of the Loan Parties, and (vii) Gentry Locke Rakes & Moore, Virginia counsel for certain of the Loan Parties, in each case, each (A) dated the Effective Date, (B) addressed to the Administrative Agent, the Collateral Agent and the Lenders and (C) customary in form and substance for transactions of the type contemplated hereby and reasonably satisfactory to the Administrative Agent and covering such matters as are customary for transactions of the type contemplated hereby and consistent with the opinions delivered in connection with the Prior Incremental Assumption Agreements (to the extent applicable).

(c)	The Administrative Agent shall have received in the case of each Loan Party each of the items referred to in clauses (i), (ii), (iii) and (iv) below:
(i)
a copy of the certificate or articles of incorporation, certificate of limited partnership or certificate of formation, including all amendments thereto, of each Loan Party, (A) in the case of a corporation, certified by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Loan Party as of a recent date from such Secretary of State (or other similar official) or (B) in the case of a partnership or limited liability company, certified by the Secretary or Assistant Secretary of each such Loan Party;

(ii)
a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Effective Date and certifying that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent governing documents) of such Loan Party as in effect on the Effective Date and at all times since the date of the resolutions described in clause (A) below,

(A)
that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of this Agreement and, in the case of the Borrower, the borrowing of Term I Loans and Term J Loans, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Effective Date,

(B)
that the certificate or articles of incorporation, certificate of limited partnership or certificate of formation of such Loan Party has not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above,

(C)	as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of such Loan Party, and
(D)	as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party;
(iii)
certification of a director or another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate delivered pursuant to Section 4(c)(ii); and

(iv)	a certificate of a Responsible Officer of the Borrower as to satisfaction of the condition set forth in Section 4(f) hereof.
(d)
(i) The Administrative Agent, the Amendment Lead Arrangers and the Incremental Term J Lender shall have received all fees due and payable thereto on or prior to the Effective Date and, to the extent invoiced at least three business days prior to the Effective Date, all other amounts due and payable by the Loan Parties on or prior to the Effective Date (whether pursuant to the Loan Documents or that certain Fee Letter, dated as of August 24, 2016 among the Borrower, Citi (as defined therein), Credit Suisse AG, Cayman Islands Branch and Credit Suisse Securities (USA) LLC (the "Original Commitment Parties") (as amended by that certain Commitment Letter and Fee Letter Joinder, dated as of September 16, 2016 among the Borrower, the Original Commitment Parties, Barclays Bank PLC, Goldman Sachs Bank USA, Deutsche Bank Securities Inc., Deutsche Bank AG New York Branch, Wells Fargo Bank, National Association and Wells Fargo Securities, LLC, including, to the extent so invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP and local counsel) and, without duplication, (ii) the Administrative Agent, Amendment Lead Arrangers and the Initial Term I Lender shall have received, to the extent invoiced at least three business days prior to the Effective Date, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP and local counsel) required to be reimbursed or paid by the Loan Parties on or prior to the Effective Date, whether hereunder, under that certain Engagement Letter, dated as of January 5, 2017 among the Borrower, Citi (as defined therein), Credit Suisse AG, Cayman Islands Branch and Credit Suisse Securities (USA) LLC, Barclays Bank PLC, Goldman Sachs Bank USA, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, or under any Loan Document.

(e)	[Reserved].
(f)
The representations and warranties set forth in Article III of the Credit Agreement shall be true and correct in all material respects as of the Effective Date, in each case, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), and immediately after giving effect to the Borrowing of the Term I Loans and the Term J Loans, no Event of Default or Default shall have occurred and be continuing or would result therefrom.

(g)
The Administrative Agent shall have received a certificate from the chief financial officer of the Borrower in the form attached as Annex B hereto certifying that the Borrower and its subsidiaries, on a consolidated basis after giving effect to the transactions contemplated hereby, are solvent.

(h)
The Amendment Lead Arrangers shall have received, at least three business days prior to the Effective Date, all documentation and other information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, to the extent requested in writing at least 10 days prior to the Effective Date.

(i)	The Administrative Agent shall have received a Borrowing Request in respect of each of the Term I Loans and the Term J Loans as required by Section 2.03 of the Credit Agreement.

(j)
The Administrative Agent shall have received a "Life-of-Loan" flood hazard determination notice for each real property encumbered by a Mortgage, and if such real property is located in a special flood hazard area, (x) a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Loan Party and (y) certificates of flood insurance evidencing any such insurance required by the Credit Agreement.

(k)
Substantially concurrently with the making by the Initial Term I Lender of its Term I Loans to the Borrower on the Effective Date, all of the principal, interest, fees and other amounts due and payable in respect of the Term H Loans under the Credit Agreement shall have been paid by the Borrower.

SECTION 5. Post Effective Date Security Documentation.  The Borrower shall and shall cause each Material Subsidiary to, within 120 days after the Effective Date (or such longer period as the Administrative Agent may determine), deliver to the Administrative Agent, each in form and substance reasonably acceptable to the Administrative Agent, (w) amendments to the Mortgages ("Mortgage Amendments"), (x) date down endorsements to the existing title insurance policies relating to the property subject to such Mortgage Amendment, (y) any documents required in connection with the recording of such Mortgage Amendments and (z) opinions of local counsel with respect to the enforceability, due authorization, execution and delivery of the Mortgage Amendments and other such other matters customarily included in such opinions.
SECTION 6. Representations and Warranties. On the Effective Date, the Loan Parties represent and warrant to the Initial Term I Lender and the Incremental Term J Lender that: (a) the execution, delivery and performance by Holdings, the Borrower and each of the Subsidiary Loan Parties of this Agreement and the incurrence of the Term I Loans and the Term J Loans hereunder and under the Credit Agreement (as amended hereby) are permitted under, and do not conflict with or violate, the terms of the Credit Agreement, the Existing ABL Credit Agreement, the Intercreditor Agreement or the Senior Lender Intercreditor Agreement, (b) no default shall exist under the Credit Agreement, the Existing ABL Credit Agreement, and any indenture and supplemental indenture governing the senior notes issued by the Borrower and outstanding on the Effective Date, (c) no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with this Agreement or the incurrence by the Borrower of the Term I Loans and the Term J Loans, except for the actions contemplated by Section 5 above, (d) the proceeds of the Term I Loans will be used substantially simultaneously by the Borrower to repay all of the outstanding Term H Loans and (e) the proceeds of the Term J Loans are anticipated to be used by the Borrower, together with other funds available to the Borrower, to consummate the AEP First-Step Merger (including, without limitation, the repayment of certain existing indebtedness of AEP and its subsidiaries), repay other funded indebtedness of the Borrower and pay fees and expenses related thereto, or, to the extent the AEP First-Step Merger is not consummated, to repay other funded indebtedness of the Borrower and pay fees and expenses related thereto.

SECTION 7. Reference to and Effect on the Credit Agreement; Confirmation of Guarantors.
(a)
On and after the effectiveness of this Agreement, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Agreement.

(b)
Each Loan Document, after giving effect to this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed, except that, on and after the effectiveness of this Agreement, each reference in each of the Loan Documents (including the Collateral Agreement and the other Security Documents) to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Agreement, and each reference to "Lender" therein shall, for the avoidance of doubt, include each holder of any Term I Loans, including the Initial Term I Lender, and each holder of any Term J Loans, including the Incremental Term J Lender, respectively. Without limiting the generality of the foregoing, the Security Documents (in the case of the Mortgages, after giving effect to any amendments thereto required in connection with the Term I Loans and the Term J Loans) and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, as amended by, and after giving effect to, this Agreement (in the case of the Mortgages, subject to any limitations contained in the Mortgages on maximum indebtedness or maximum indebtedness permitted to be secured thereby), in each case subject to the terms thereof.

(c)
Each Loan Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, (ii) ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Loan Documents (including, without limitation, the grant of security made by such Loan Party pursuant to the Collateral Agreement) and confirms that (in the case of the Mortgages, if any after giving effect to any amendments required in connection with the Term I Loans and the Term J Loans) such liens and security interests continue to secure the Obligations under the Loan Documents, including, without limitation, all Obligations resulting from or incurred pursuant to the Term I Loans and Term J Loans (in the case of the Mortgages, subject to any limitations contained in the Mortgages on maximum indebtedness or maximum indebtedness permitted to be secured thereby), in each case subject to the terms thereof and (iii) in the case of each Guarantor, ratifies and reaffirms its guaranty of the Obligations pursuant to Article II of the Collateral Agreement.

(d)
The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, or constitute a waiver of any provision of any of the Loan Documents.

(e)	This Agreement is a Loan Document.
SECTION 8. Initial Term I Lender and Incremental Term J Lender.
(a)
Each of the Initial Term I Lender and the Incremental Term J Lender (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 5.04 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) represents and warrants that its name set forth on its signature page hereto is its legal name; (iv) confirms that it is not the Borrower or any of its Subsidiaries or an Affiliate of any of them; (v) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vii) attaches any U.S. Internal Revenue Service forms required under Section 2.17 of the Credit Agreement.

(b)
On and after the Effective Date, each of the Initial Term I Lender and the Incremental Term J Lender shall be a party to the Credit Agreement as a Lender and shall have all of the rights and obligations of a Lender thereunder. All notices and other communications provided for hereunder or under the Loan Documents to the Initial Term I Lender or to the Incremental Term J Lender shall be to its address as set forth in the administrative questionnaire such Lender has furnished to the Administrative Agent.

SECTION 9. Costs, Expenses.  The Borrower agrees to pay all reasonable out-of-pocket costs and expenses (including Other Taxes) incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 9.05 of the Credit Agreement.
SECTION 10. No Novation.  This Agreement shall not extinguish the Obligations for the payment of money outstanding under the Credit Agreement or discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof, and the Liens and security interests existing immediately prior to the Effective Date in favor of the Administrative Agent for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations. Nothing herein contained shall be construed as a novation of any of the Loan Documents or a substitution or novation of the Obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which instruments shall remain and continue in full force and effect. Nothing expressed or implied in this Agreement or any other document contemplated hereby shall be construed as a release or other discharge of any Loan Party under the Credit Agreement or any other Loan Document from any of its obligations and liabilities thereunder, and except as expressly provided, such obligations and liabilities are in all respects continuing with only the terms being modified as provided in this Agreement.
SECTION 11. Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 4. Delivery of an executed counterpart to this Agreement by facsimile transmission (or other electronic transmission pursuant to procedures approved by the Administrative Agent) shall be effective as delivery of a manually signed original.
SECTION 12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
BERRY PLASTICS CORPORATION
By: /s/ Mark W. Miles
 Name:  Mark W. Miles
 Title:    Chief Financial Officer
BERRY PLASTICS GROUP, INC.
By: /s/ Mark W. Miles
 Name:  Mark W. Miles
 Title:    Chief Financial Officer

[Signature Page for Incremental Assumption Agreement]

AEROCON, LLC
AVINTIV ACQUISITION CORPORATION
AVINTIV INC.
AVINTIV SPECIALTY MATERIALS INC.
BERRY PLASTICS ACQUISITION CORPORATION V
BERRY PLASTICS ACQUISITION CORPORATION XI
BERRY PLASTICS ACQUISITION CORPORATION XII
BERRY PLASTICS ACQUISITION CORPORATION XIII
BERRY PLASTICS ACQUISITION CORPORATION XV, LLC
BERRY PLASTICS ACQUISITION LLC X
BERRY PLASTICS DESIGN, LLC
BERRY PLASTICS FILMCO, INC.
BERRY PLASTICS 1K, LLC
BERRY PLASTICS OPCO, INC.
BERRY PLASTICS SP, INC.
BERRY PLASTICS TECHNICAL SERVICES, INC.
BERRY STERLING CORPORATION
BPREX BRAZIL HOLDING INC.
BPREX CLOSURE SYSTEMS, LLC
BPREX CLOSURES KENTUCKY INC.
BPREX CLOSURES, LLC
BPREX DELTA INC.
BPREX HEALTHCARE BROOKVILLE INC.
BPREX HEALTHCARE PACKAGING INC.
BPREX PLASTIC PACKAGING INC.
BPREX PLASTICS SERVICES COMPANY INC.
BPREX PRODUCT DESIGN AND ENGINEERING INC.
BPREX SPECIALTY PRODUCTS PUERTO RICO INC.
CAPLAS, LLC
CAPLAS NEPTUNE, LLC
CAPTIVE PLASTICS HOLDINGS, LLC
CAPTIVE PLASTICS, LLC
CARDINAL PACKAGING, INC.
CHICOPEE, INC.
COVALENCE SPECIALTY ADHESIVES LLC
COVALENCE SPECIALTY COATINGS LLC
CPI HOLDING CORPORATION

By:	/s/ Jason K. Greene
Name: Jason K. Greene
Title: Executive Vice President, General Counsel and Secretary

[Signature Page for Incremental Assumption Agreement]

DOMINION TEXTILE (USA), L.L.C.
FABRENE, L.L.C.
FIBERWEB GEOS, INC.
FIBERWEB, LLC
KERR GROUP, LLC
KNIGHT PLASTICS, LLC
OLD HICKORY STEAMWORKS, LLC
PACKERWARE, LLC
PESCOR, INC.
PGI EUROPE, INC.
PGI POLYMER, INC.
PLIANT INTERNATIONAL, LLC
PLIANT, LLC
POLYSEAL, LLC
PRIME LABEL & SCREEN INCORPORATED
PRISTINE BRANDS CORPORATION
PROVIDENCIA USA, INC.
ROLLPAK CORPORATION
SAFFRON ACQUISITION, LLC
SEAL FOR LIFE INDUSTRIES, LLC
SETCO, LLC
SUN COAST INDUSTRIES, LLC
UNIPLAST HOLDINGS, LLC
UNIPLAST U.S., INC.
VENTURE PACKAGING, INC.
VENTURE PACKAGING MIDWEST, INC.

By:	/s/ Jason K. Greene
Name: Jason K. Greene
Title: Executive Vice President, General Counsel and Secretary

[Signature Page for Incremental Assumption Agreement]

GRAFCO INDUSTRIES LIMITED PARTNERSHIP

By: CAPLAS NEPTUNE, LLC its General Partner

By:	/s/ Jason K. Greene
Name: Jason K. Greene
Title: Executive Vice President, General Counsel and Secretary

[Signature Page for Incremental Assumption Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent
By: /s/ Robert Hetu
 Name:  Robert Hetu
 Title:    Authorized Signatory
By: /s/ Whitney Gaston
 Name:  Whitney Gaston
 Title:    Authorized Signatory
[Signature Page for Incremental Assumption Agreement]

CITIBANK, N.A., as Initial Term I Lender
By: /s/ Scott Slavik
 Name:  Scott Slavik
 Title:    Vice President
CITIBANK, N.A., as Incremental Term J Lender
By: /s/ Scott Slavik
 Name:  Scott Slavik
 Title:Vice President

[Signature Page for Incremental Assumption Agreement]

Schedule 1A

Initial Term I Lender	Term I Loan Commitment
Citibank, N.A.	$1,894,750,000

Schedule 1B

Incremental Term J Lender	Term J Loan Commitment
Citibank, N.A.	$500,000,000
Sch 1-1

Exhibit 10.1
Annex A
Subject to the provisions of Section 2.10 of the Credit Agreement, the Borrower shall repay Term J Loans on each date set forth below in the aggregate principal amount set forth opposite such date (each such date being referred to as a "Term J Loan Installment Date")

Date	Amount of Term J Loans to Be Repaid
June 30, 2017	$1,250,000
September 30, 2017	$1,250,000
December 31, 2017	$1,250,000
March 31, 2018	$1,250,000
June 30, 2018	$1,250,000
September 30, 2018	$1,250,000
December 31, 2018	$1,250,000
March 31, 2019	$1,250,000
June 30, 2019	$1,250,000
September 30, 2019	$1,250,000
December 31, 2019	$1,250,000
March 31, 2020	$1,250,000
June 30, 2020	$1,250,000
September 30, 2020	$1,250,000
December 31, 2020	$1,250,000
March 31, 2021	$1,250,000
June 30, 2021	$1,250,000
September 30, 2021	$1,250,000
December 31, 2021	$1,250,000
March 31, 2022	$1,250,000
June 30, 2022	$1,250,000
September 30, 2022	$1,250,000
December 31, 2022	$1,250,000
March 31, 2023	$1,250,000
June 30, 2023	$1,250,000
September 30, 2023	$1,250,000
December 31, 2023	$1,250,000
Incremental Term Facility Maturity Date with respect to the Term J Loans	$466,250,000 or remainder

Annex A-1

Annex B
SOLVENCY CERTIFICATE
[      ], 2017
Reference is made to the Second Amended and Restated Term Loan Credit Agreement dated as of April 3, 2007 by and among Holdings, the Borrower, the Lenders and other parties thereto and Credit Suisse AG, Cayman Islands Branch (formerly known as Credit Suisse, Cayman Islands Branch), as administrative agent (as modified by that certain Incremental Assumption Agreement, dated as of February 8, 2013, that certain Incremental Assumption Agreement, dated as of January 6, 2014, that certain Incremental Assumption Agreement, dated as of January 6, 2014, that certain Incremental Assumption Agreement and Amendment, dated as of October 1, 2015, that certain Incremental Assumption Agreement and Amendment, dated as of June 15, 2016, and the Incremental Assumption Agreement dated as of the date hereof (the "Amendment"), the "Credit Agreement"); unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement or the Amendment, as applicable.
I, the undersigned, solely in my capacity as the Chief Financial Officer of the Borrower, and not in my individual capacity, do hereby certify that, on the Effective Date after giving effect to the transactions contemplated by the Amendment:
(a) the fair value of the property of the Borrower and its Subsidiaries (taken as a whole) is greater than the total amount of liabilities, including contingent liabilities, of the Borrower and its Subsidiaries (taken as a whole) (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability);
(b) the present fair salable value of the assets of the Borrower and its Subsidiaries (taken as a whole) is not less than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries (taken as a whole) on their debts as they become absolute and matured;
(c) the Borrower and its Subsidiaries do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay such debts and liabilities as they become absolute and matured; and
(d) the Borrower and its Subsidiaries are not engaged in any business, as conducted on the Effective Date and as proposed to be conducted following the Effective Date, for which the property of the Borrower and its Subsidiaries (taken as a whole) would constitute an unreasonably small capital.
IN WITNESS WHEREOF, I have delivered this certificate as of the date first written above.

BERRY PLASTICS CORPORATION

By
Name:
	Title:	Chief Financial Officer

Annex B-1